Exhibit 10.4
AMENDMENT SUPPORT AGREEMENT
This Amendment Support Agreement (including all schedules and exhibits hereto, this “Agreement”), dated as of March 31, 2020, is entered into by and among Bloom Energy Corporation, a Delaware corporation (the “Company”); and each of the undersigned beneficial owners of the Notes (each, an “Investor” and collectively, the “Investors”). Each of the Company and the Investors may hereinafter be referred to as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Company has issued 6% Convertible Senior Secured Notes due 2020 (the “Notes”) under an Indenture, dated as of December 15, 2015, between the Company and U.S. Bank National Association (as amended by the First Supplemental Indenture, dated as of September 26, 2016, the Second Supplemental Indenture, Omnibus Amendment to Notes and Limited Waiver, dated as of June 29, 2017, and the Third Supplemental Indenture and Omnibus Amendment to Notes, dated as of January 18, 2018, the “Indenture”);
WHEREAS, the Notes and all other obligations under the Indenture are secured by the related Security Agreement, dated as of December 15, 2015, by and among the Company, the Guarantor and the Collateral Agent (as amended by the First Amendment to Security Agreement, dated as of June 29, 2017, and the Second Amendment to the Security Agreement, dated as of July 7, 2017, the “Security Agreement”);
WHEREAS, each Investor beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) the aggregate principal amount of Notes indicated under such Investor’s name on its signature page hereto;
WHEREAS, the parties intend to (i) amend and restate the Indenture in the form attached hereto as Exhibit A (the “Amended and Restated Indenture”), (ii) amend and restate the Notes in the form attached to the Amended and Restated Indenture (the “Amended and Restated Notes”), (iii) amend the Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement Amendment” and, collectively with the Amended and Restated Indenture and Amended and Restated Notes, the “Amendment Documents”) and (iv) provide for a release of certain collateral as specified in the Amended and Restated Indenture and the Security Agreement Amendment (the “Specified Collateral Release”);
WHEREAS, all capitalized terms used in this Agreement but not defined herein have the meanings given to such terms in the Indenture or the Amended and Restated Indenture, as applicable.
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.    Representations and Warranties of Each Investor: Each Investor, severally and not jointly, represents and warrants to the Company that, as of the date of this Agreement, such

Investor owns, beneficially or of record, the aggregate principal amount of Notes set forth under its name on its signature page hereto.
2.    Agreements of each Investor. Each Investor, severally and not jointly, agrees as follows:
(a)Each Investor will not sell, assign or otherwise transfer its Notes until the earlier of (i) the amendments to the Notes, the Indenture and the Security Agreement contemplated hereby have been consummated in accordance with the applicable procedures of The Depository Trust Company (“DTC”) and (ii) the termination of this Agreement pursuant to Section 7 hereof, unless the transferee shall have executed an agreement in writing agreeing for the benefit of the Company to be bound by the terms of this Agreement.
(b)Effective concurrent with the Effective Time (as defined below), such Investor hereby irrevocably consents pursuant to Section 10.03 and Section 17.03 of the Indenture, with respect to all of its Notes, to the Amended and Restated Indenture, the Amended and Restated Notes, the Security Agreement Amendment and the Collateral Release.
(c)Upon the occurrence of the Effective Time, such Investor agrees to take such further actions and/or execute such other written instruments of an administrative nature, in each case as may be reasonably required to evidence its consent pursuant to Section 2(b) hereof or otherwise effect the transactions contemplated hereby (including any administrative actions required to be taken to evidence such consent or effect the transactions contemplated hereby pursuant to the applicable procedures of DTC or as otherwise reasonably required by the Trustee).
3.    Representations and Warranties of the Company. The Company represents and warrants to each Investor, as of the date of this Agreement, as follows:
(a)The Company has all requisite power and full legal right to enter into this Agreement and the Amendment Documents, and to perform all of its agreements and obligations hereunder in accordance with their respective terms. This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Amendment Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(b)The execution, delivery and performance of this Agreement and the Amendment Documents by the Company will not, (i) violate any law, rule or regulation applicable to the Company or the Company’s charter, bylaws or other organizational documents or (ii) result in a breach of, or constitute a default under, any material agreement to which the Company is a party or by which it is bound.
(c)No consent of, or registration, declaration, notice or filing with, any governmental authority is required to be obtained or made by, or given to, the Company in connection with the execution, delivery and performance of this Agreement or any Amendment Documents (except as may be required in connection with disclosure obligations under the U.S. federal securities laws).

(d)As of the date hereof, no default or event of default under the Indenture or the Security Agreement, or under any other material indebtedness of Bloom or its Subsidiaries has occurred and is continuing.
(e)As of the date hereof, immediately after giving effect to the consummation of the transactions contemplated hereby, on and as of such date (i) the fair value of the assets of the Company, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company; (ii) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of the Company on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such business is now conducted and is proposed to be conducted following the consummation of the transactions contemplated hereby.
(f)It is not necessary in connection with the transactions contemplated hereby to register the Amended and Restated Notes under the Securities Act or to qualify the Amended and Restated Indenture under the Trust Indenture Act of 1939.
4.    Agreements of the Company. The Company agrees with each Investor as follows:
(a)Substantially concurrent with the execution and delivery hereof, the Company will deliver to each Investor (i) a legal opinion of Latham & Watkins LLP, in the form attached hereto as Exhibit C, (ii) a secretary’s certificate, in the form attached hereto as Exhibit D and (iii) a Support Agreement, in the form attached hereto as Exhibit E, executed by K.R. Sridhar.
(b)On or prior to the date 7 days after the date hereof, the Company shall have paid all fees and expenses of Canada Pension Plan Investment Board (“CPP Investments”), Moelis & Company LLC and Sullivan & Cromwell LLP, as counsel to CPP Investments, that are due and payable in connection with the transactions contemplated hereby and that have been invoiced on or prior to the execution hereof.
(c)The Company will comply with the terms of the Amended Security Agreement, including that all Uniform Commercial Code financing statements and any other filings or other actions necessary or desirable to perfect the first priority security interests for the benefit of the holders in the collateral will have been delivered to the Collateral Agent or taken by the Company and the Guarantors on or prior to the deadlines with respect thereto as provided in the Amended Security Agreement.
(d)Upon the occurrence of the Effective Time, the Company agrees to take such further actions and/or execute such other written instruments, in each case as may be reasonably required to effect the transactions contemplated hereby (including any administrative actions required to be taken to effect the transactions contemplated hereby pursuant to the applicable procedures of DTC or as otherwise reasonably required by the Trustee).

(e)From and following the Effective Time and prior to the execution and delivery of the Amendment Documents and the consummation of the transactions contemplated thereunder, the Company shall comply with the covenants of the Amended and Restated Indenture in the form attached hereto as Exhibit A as if the Amended and Restated Indenture in such form were effective as of the Effective Time.
(f)The Company hereby agrees that if within three months of the completion of an Optional Redemption pursuant to Section 13.02 of the Amended and Restated Indenture, the Company enters into an agreement for a transaction that constitutes a Make-Whole Fundamental Change (as defined in the Amended and Restated Indenture) and the Investors that hold Notes that were redeemed would have received additional value relative to the Optional Redemption Price that was paid if such Investors had instead been given the opportunity to convert their Notes at the time such Make-Whole Fundamental Change is consummated, the Company shall compensate such Holders in cash for the difference in value within five Business Days of the consummation of such Make-Whole Fundamental Change.
(g)The Company hereby agrees with Canada Pension Plan Investment Board (“CPP Investments”) that if the Company has not redeemed pursuant to the Amended and Restated Indenture, repurchased or otherwise repaid at least $70.0 million of Amended and Restated Notes held (either beneficially or of record) by CPP Investments before September 1, 2020, the Company will repurchase on September 1, 2020 an aggregate principal amount of Amended and Restated Notes held by CPP Investments, at a purchase price of 100% of the principal amount of the Amended and Restated Notes to be repurchased, plus accrued and unpaid interest to but excluding the date of repurchase, such that CPP Investments has been repaid at least $70.0 million after the date hereof in respect of its Notes held as of the date hereof from all repurchases, redemptions or other repayments after the date hereof; provided that CPP Investments may decline such purchase (and CPP Investments agrees to provide prior written notice (which notice shall be irrevocable) to the Company that it will decline no later than August 1, 2020); provided, further, that if the Company, in breach of its obligation hereunder, makes the required repurchase after September 1, 2020, the purchase price for such repurchase shall include the Applicable Premium (as defined in the Amended and Restated Indenture), if any. Any Notes with respect to which CPP Investments declines redemption or repurchase in accordance with the applicable provisions of the Amended and Restated Indenture or this clause (g) will be deemed to have been repurchased or repaid for purposes of this clause (g). For avoidance of doubt, if it is not possible for the Company to repurchase, redeem or repay such amount because CPP Investments has transferred Amended and Restated Notes to another person, converted its Amended and Restated Notes pursuant to the conversion provisions of the Amended and Restated Indenture or its Amended and Restated Notes are no longer held by CPP Investments for any other reason, such that CPP Investments no longer holds a sufficient amount of Amended and Restated Notes, then the requirements of this clause (g) will be deemed to have been satisfied. No Investor (other than CPP Investments) will have any rights pursuant to this clause (g) or Section 4(b).
(h)The Company hereby agrees with D. E. Shaw Valence Portfolios, L.L.C. (“DE Shaw”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) that upon any Optional Redemption pursuant to Section 13.02 of the Amended and Restated Indenture, with respect to any Amended and Restated Notes beneficially owned by DE Shaw or Credit Suisse or their respective Affiliates, the Company will pay each of DE Shaw and Credit Suisse (and/or such

Affiliates), on the applicable Redemption Date, an amount in cash in addition to the amounts they receive under the Amended and Restated Indenture, but only to the extent necessary in order for each of DE Shaw and Credit Suisse (or such Affiliate) to receive the amount in cash they would have received under the Amended and Restated Indenture in respect of such Optional Redemption if the definition of Applicable Percentage therein had the definition set forth below.
“Applicable Percentage” means, for any Redemption Date with respect to which the Applicable Premium is included in the redemption price, (i) 50%, if such Redemption Date occurs after the date hereof and on or prior to the 13-month anniversary of the date hereof, and (ii) 100% if such Redemption Date occurs at any time thereafter.
5.Effective Time. The “Effective Time” shall mean the date and time at which both of the following have occurred: (i) the Company shall have filed its Form 10-K for the year ended December 31, 2019 with the Securities Exchange Commission on or prior to March 31, 2020, and (ii) the opinion of PricewaterhouseCoopers LLP accompanying the Company’s audited financial statements for the year ended December 31, 2019 included in such filing shall not include a “going concern” or like qualification, explanation, limitation or exception or otherwise be qualified.
6.Amendment. This Agreement may not be amended, supplemented, modified or waived in any way unless such amendment, supplement, modification or waiver is made or given by an instrument in writing signed on behalf of each of the Parties hereto; provided, however, that (i) Section 4(b) and Section 4(g) hereof may be amended, supplemented, modified or waived by an instrument in writing signed on behalf of each of the Company and CPP Investments and (ii) Section 4(h) may be amended, supplemented, modified or waived by an instrument in writing signed on behalf of each of the Company, Credit Suisse and DE Shaw.
7.Term. This Agreement shall be effective as of the date hereof and remain in full force and effect unless (i) the Effective Time has not occurred on or prior to 10:00 p.m., New York City time, on March 31, 2020 or (ii) the Amendment Documents have not been executed and delivered, and the transactions contemplated thereunder have not been consummated, by April 20, 2020, in which case this Agreement will automatically terminate.
8.Several Obligations. The obligations of the Investors hereunder are several and not joint. No Investor shall have any liability hereunder to any other Investor.
9.Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include signature conveyed by email or PDF, and electronic signatures and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.    Governing Law; Jurisdiction. This Agreement, and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby or in connection with to any matter which is the subject of this Agreement, including the validity hereof and the rights and obligations of the Parties, shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of law provisions thereof which would result in the application of the laws of any other jurisdiction). The Parties hereby irrevocably submit to the exclusive jurisdiction of any court of competent civil jurisdiction sitting in the State of New York over any action arising out of or in connection with this Agreement or any of the transactions contemplated hereby or related to any matter which is the subject of this Agreement and each Party hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such courts. The Parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of such action brought in such court or any claim that such action brought in such court has been brought in an inconvenient forum. Each of the Parties agrees that a judgment in such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable legal requirement.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
BLOOM ENERGY CORPORATION
By: /s/Shawn Soderberg
Name: Shawn Soderberg
Title: Executive Vice President, General Counsel
and Secretary

[Signature Page to Amendment Support Agreement]

CANADA PENSION PLAN INVESTMENT BOARD
By: /s/Mike Koen
Name: Mike Koen
Title: Managing Director, Head of Relationship
Investments

By: /s/Wendy Franks
Name: Wendy Franks
Title: Senior Principal
Principal Amount of Notes Held by Such Investor $239,862,370

D.E. SHAW VALENCE PORTFOLIOS, L.L.C.

By: /s/Stephen Eilenberg
Name: Stephen Eilenberg
Title: Authorized Signatory

Principal Amount of Notes Held by Such Investor
$14,000,000

[Signature Page to Support Agreement]

KPCB Holdings, Inc., as nominee

By: /s/Susan Biglieri
Name: Susan Biglieri
Title: Authorized Signatory

Principal Amount of Notes Held by Such Investor $6,933,525

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP
By: NEA Partners 10, LP, its general partner

/s/Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer and Attorney in Fact
Principal Amount of Notes Held by Such Investor $13,867,049

[Signature Page to Support Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/Gregg R. Edell
Name: Gregg R Edell
Title: Director
Principal Amount of Notes Held by Such Investor $14,636,376